EXHIBIT 99.1

AMPLIFY ENERGY CORP.

2017 NON-EMPLOYEE DIRECTORS COMPENSATION PLAN

Section 1. Purpose. The purpose of the Amplify Energy Corp. 2017 Non-Employee Directors Compensation Plan (the “Plan”) is to attract and retain the services of experienced non-employee directors for Amplify Energy Corp. (the “Company”) by providing them with compensation for their services in the form of cash and/or shares of the Company’s common stock, thereby promoting the long-term growth and financial success of the Company and furthering the best interests of its stockholders.

Section 2. Definitions. As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Affiliate” means any entity that, directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Company.

(b) “Award” means any Option, Restricted Stock, RSU, Retainer, Other Cash-Based Award or Other Stock-Based Award granted under the Plan.

(c) “Award Agreement” means any agreement, contract or other instrument or document (including in electronic form) evidencing any Award granted under the Plan, which may, but need not, be executed or acknowledged by a Participant.

(d) “Beneficial Owner” has the meaning ascribed to such term in Rule 13d-3 under the Exchange Act.

(e) “Beneficiary” means a Person entitled to receive payments or other benefits or exercise rights that are available under the Plan in the event of the Participant’s death. If no such Person can be named or is named by the Participant, or if no Beneficiary designated by such Participant is eligible to receive payments or other benefits or exercise rights that are available under the Plan at the Participant’s death, such Participant’s Beneficiary shall be such Participant’s estate.

(f) “Board” means the Board of Directors of the Company.

(g) “Change of Control” means, unless otherwise defined in an Award Agreement, the occurrence of one or more of the following events:

(i) Any Person becomes the Beneficial Owner, directly or indirectly, of more than 50% of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of its directors (the “Outstanding Company Voting Securities”), including by way of merger, consolidation or otherwise; provided, however, that for purposes of this definition, the following acquisitions shall not be taken into account in determining whether a Change of Control has occurred: (A) any acquisition of voting securities of the Company directly from the Company; (B) any acquisition by the Company or any of its Subsidiaries of Outstanding Company Voting Securities, including an acquisition by any employee benefit plan or related trust sponsored or maintained by the Company or any of its Subsidiaries; or (C) any acquisition of Outstanding Company Voting Securities by a Permitted Holder.

(ii) The following individuals (the “Incumbent Directors”) cease for any reason to constitute a majority of the number of directors then serving on the Board: individuals who, on May 4, 2017, constituted the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including, but not limited to, a consent or proxy solicitation, relating to the election of directors of the Company by or on behalf of a Person other than the Board) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on May 4, 2017 or whose appointment, election or nomination for election was previously so approved or recommended.

(iii) Consummation of a reorganization, recapitalization, merger or consolidation involving the Company, unless, following such transaction: (A) any individuals and entities that were the Beneficial Owners of Outstanding Company Voting Securities immediately prior to such transaction are the Beneficial Owners, directly or indirectly, of more than 50% of the combined voting power of the outstanding voting securities entitled to vote generally in the election of directors (or election of members of a comparable governing body) of the entity resulting from the transaction (“successor entity”) in substantially the same relative proportions as their ownership immediately prior to such transaction; (B) no Person (excluding any successor entity or any employee benefit plan or related trust of the Company, such successor entity or any of their Subsidiaries) is the Beneficial Owner, directly or indirectly, of more than 30% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors (or comparable governing body) of the successor entity, except to the extent that such ownership existed prior to any such transaction; and (C) at least a majority of the members of the board of directors (or comparable governing body) of the successor entity were Incumbent Directors (including persons deemed to be Incumbent Directors) at the time of the execution of the initial agreement or of the action of the Board providing for such transaction.

(iv) The sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole, to any Person.

Notwithstanding the foregoing, to the extent necessary to comply with Section 409A of the Code with respect to the payment of “nonqualified deferred compensation,” “Change of Control” shall be limited to a “change in control event” as defined under Section 409A of the Code.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Code shall include any successor provision thereto.

(i) “Effective Date” means June 13, 2017.

(j) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Exchange Act shall include any successor provision thereto.

(k) “Fair Market Value” means, with respect to a Share as of a given date of determination hereunder, the closing price as quoted on any national stock exchange or over-the-counter market on which the Shares are then traded, or if the Shares were not traded on such date, then the immediately preceding date on which sales of Shares have been so quoted or reported shall be used. If the Shares on such date are not so publicly traded, “Fair Market Value” shall be determined based upon a pre-established formula determined by the Board or by an independent third-party valuation firm selected by the Board, and shall be determined in a manner consistent with Section 409A of the Code.

(l) “Non-Employee Director” means a regular, active director or a prospective director of the Company, in either case who is not an employee of the Company or any Affiliate, as determined by the Board, in its sole discretion.

(m) “Option” means an option representing the right to purchase Shares from the Company, granted pursuant to Section 6.

(n) “Other Cash-Based Award” means an Award granted pursuant to Section 8.

(o) “Other Stock-Based Award” means an Award granted pursuant to Section 8.

(p) “Participant” means the recipient of an Award granted under the Plan.

(q) “Permitted Holder” means any holder who, directly or indirectly, owned more than 25% of the Outstanding Company Voting Securities as of May 4, 2017.

(r) “Person” has the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

(s) “Restricted Stock” means any Share granted pursuant to Section 7.

(t) “Retainer” means an annual cash retainer payable pursuant to Section 10 for service as (i) a member of the Board or a committee of the Board or (ii) chair or lead director of the Board or chair of any such committee.

(u) “RSU” means a contractual right granted pursuant to Section 7 that is denominated in Shares. Each RSU represents a right to receive the value of one Share (or a percentage of such value) in cash, Shares or a combination thereof. Awards of RSUs may include the right to receive dividend equivalents.

(v) “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules, regulations and guidance thereunder. Any reference to a provision in the Securities Act shall include any successor provision thereto.

(w) “Share” means a share of the Company’s common stock, $0.0001 par value.

(x) “Subsidiary” means an entity (whether or not a corporation) that is wholly or majority owned or controlled, directly or indirectly, by the Company or any Affiliate that is so designated, from time to time, by the Board, during the period of such Affiliate status.

(y) “Substitute Award” means an Award granted in assumption of, or in substitution for, an outstanding award previously granted by a company or other business acquired by the Company or with which the Company combines.

Section 3. Eligibility. Each Non-Employee Director shall be eligible to be selected to receive an Award under the Plan, to the extent an offer of an Award or a receipt of such Award is permitted by applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Section 4. Administration.

(a) The Plan shall be administered by the Board. The Board may issue rules and regulations for administration of the Plan. All decisions of the Board shall be final, conclusive and binding upon all parties, including the Company, its stockholders, Participants and any Beneficiaries thereof.

(b) Subject to the terms of the Plan and applicable law, the Board (or its delegate) shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards (including Substitute Awards) to be granted to each Participant under the Plan; (iii) determine the number of Shares to be covered by (or with respect to which payments, rights or other matters are to be calculated in connection with) Awards; (iv) determine the terms and conditions of any Award and prescribe the form of each Award Agreement, which need not be identical for each Participant; (v) determine whether, to what extent and under what circumstances Awards may be settled or exercised in cash, Shares, other Awards, other property, net settlement, or any combination thereof, or canceled, forfeited, suspended, or subject to accelerated vesting, and the methods by which Awards may be settled, exercised, canceled, forfeited, suspended or vested on an accelerated basis; (vi) determine whether, to what extent and under what circumstances cash, Shares, other Awards, other property and other amounts payable with respect to an Award under the Plan shall be deferred either automatically or at the election of the holder thereof or of the Board; (vii) amend terms or conditions of any outstanding Award, including without limitation, to accelerate the time at which the Award becomes vested, unrestricted or may be exercised; (viii) correct any defect, supply any omission and reconcile any inconsistency in the Plan or any Award Agreement, in the manner and to the extent it shall deem desirable to carry the Plan into effect; (ix) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (x) establish, amend, suspend or waive such rules and regulations and appoint such agents, trustees, brokers, depositories and advisors and determine such terms of their engagement as it shall deem appropriate for the proper administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations; and (xi) make any other determination and take any other action that the Board deems necessary or desirable for the administration of the Plan and due compliance with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations.

Section 5. Shares Available for Awards.

(a) Subject to adjustment as provided in Section 5(d) and except for Substitute Awards, the maximum number of Shares available for issuance under the Plan shall not exceed in the aggregate 200,000 Shares.

(b) No Participant may receive under the Plan in any calendar year Options, Restricted Stock, RSUs and Other Stock-Based Awards with an aggregate fair value as of the grant date that, when combined with the aggregate amount of the Retainers and Other Cash-Based Awards granted to such Participant in such year, exceeds $500,000.

(c) If any Award is forfeited, expires, terminates or otherwise lapses, or is settled in cash, in whole or in part, without the delivery of Shares, then the Shares covered by such forfeited, expired, terminated or lapsed Award shall again be available for grant under the Plan. For the avoidance of doubt, the following will not again become available for issuance under the Plan: (i) any Shares withheld in respect of taxes and (ii) any Shares tendered or withheld to pay the exercise price of Options.

(d) If there shall occur any change with respect to the number of outstanding Shares by reason of any capital restructuring, recapitalization, reclassification, stock dividend, extraordinary dividend, stock split, reverse stock split or other distribution with respect to the Shares or any merger, reorganization, consolidation, combination, spin-off or other similar corporate change or any other change affecting the Shares (other than regular cash dividends to stockholders of the Company), the Board shall, in the manner and to the extent it considers appropriate and equitable to the Participants and consistent with the terms of the Plan, cause an adjustment to be made to (i) the maximum number and kind of Shares provided in Section 5(a), (ii) the number and kind of Shares, shares of other classes of the Company’s common stock, securities, units or other rights or property subject to, or issuable in respect of, then outstanding Awards, (iii) the exercise or base price for each share or unit or other right subject to then outstanding Awards, (iv) other value determinations applicable to the Plan and/or outstanding Awards, (v) any dividend equivalent rights associated with outstanding Awards and (vi) any other terms of an Award that are affected by the event. Notwithstanding the foregoing, any such adjustments shall, to the extent necessary, be made in a manner consistent with the requirements of Section 409A of the Code. Without limitation, any adjustments made pursuant to this Section 5(d) may in the Board’s sole discretion be made through the granting of dividend equivalent rights to holders of outstanding Awards.

(e) Any Shares delivered pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or Shares acquired by the Company.

Section 6. Options. The Board is authorized to grant Options to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine:

(a) The exercise price per Share under an Option shall be determined by the Board at the time of grant; provided, however, that, except in the case of Substitute Awards, such exercise price shall not be less than the Fair Market Value of a Share on the date of grant of such Option.

(b) The term of each Option shall be fixed by the Board but shall not exceed 10 years from the date of grant of such Option.

(c) The Board shall determine the time or times at which an Option becomes vested and exercisable, in whole or in part.

(d) No grant of Options may be accompanied by a tandem award of dividend equivalents or provide for dividends, dividend equivalents or other distributions to be paid on such Options (except as provided under Section 5(d)).

(e) The Board shall determine the method or methods by which, and the form or forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, having a Fair Market Value on the exercise date equal to the exercise price of the Shares as to which the Option shall be exercised, in which payment of the exercise price with respect thereto may be made or deemed to have been made.

Section 7. Restricted Stock and RSUs. The Board is authorized to grant Awards of Restricted Stock and RSUs to Participants with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Board shall determine:

(a) The Award Agreement shall specify the vesting schedule and, with respect to RSUs, the delivery schedule (which may include deferred delivery later than the vesting date) and whether the Award of Restricted Stock or RSUs is entitled to dividends or dividend equivalents, voting rights or any other rights.

(b) Awards of Restricted Stock and RSUs shall be subject to such restrictions as the Board may impose (including any limitation on the right to vote a Share of Restricted Stock or the right to receive any dividend, dividend equivalent or other right), which restrictions may lapse separately or in combination at such time or times, in such installments or otherwise, as the Board may deem appropriate.

(c) Any Share of Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of Shares of Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

(d) The Board may provide in an Award Agreement that an Award of Restricted Stock is conditioned on the Participant making or refraining from making an election with respect to the Award under Section 83(b) of the Code. If the Participant makes an election under Section 83(b) of the Code with respect to an Award of Restricted Stock, the Participant shall be required to file promptly a copy of such election with the Company and the applicable Internal Revenue Service office.

(e) The Board may determine the form or forms (including cash, Shares, other Awards, other property or any combination thereof) in which payment of the amount owing upon settlement of any RSU Award may be made.

Section 8. Other Cash-Based Awards and Other Stock-Based Awards. The Board is authorized, subject to limitations under applicable law, to grant to Participants Other Cash-Based Awards (either independently or as an element of or supplement to any other Award under the Plan) and Other Stock-Based Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, Awards with value and payment contingent upon performance of the Company or business units thereof or any other factors designated by the Board or a committee of the Board. The Board shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 8 shall be purchased for such consideration and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Board shall determine; provided that the purchase price therefore shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

Section 9. Automatic Grants. The Board or a committee of the Board may institute, by resolution, automatic Award grants to new and to continuing members of the Board, with the number and type of such Awards, the terms and conditions of such Awards, and the criteria for the grant of such Awards, as is determined by the Board or a committee of the Board, in its sole discretion.

Section 10. Retainers. The Board is authorized, subject to limitations under applicable law, to grant Retainers to Participants. The Board shall determine the terms and conditions of such Retainers, including without limitation (a) the amounts payable, (b) the payment dates (including whether payment is made in a lump sum or installments and whether payment is made in advance or arrears), (c) whether such Retainers may be electively received in Shares and (d) whether such Retainers may be electively deferred, subject to Section 11 and such rules and procedures as the Board may establish in accordance with Section 409A of the Code, and, if so, whether such deferred Retainers may be distributed in cash and/or Shares. Shares issued to Participants pursuant to (c) and (d) above shall count against the aggregate Share limit specified in Section 5(a). The number of Shares that shall be issued to a Participant who elects to receive a Retainer in Shares shall equal the amount of cash that otherwise would have been paid to such Participant on the payment date of such Retainer divided by the Fair Market Value of a Share as of such payment date.

Section 11. Deferral Elections. The Board, in its discretion, may permit a Participant to defer any Award (including any Retainer), subject to the rules and procedures as it may establish from time to time, in accordance with the requirements of Section 409A of the Code and other applicable law, and which may include provisions for the payment or crediting of dividend equivalents, on a current or deferred basis, or the deemed reinvestment of any deferred dividend equivalents, with respect to the number of Shares subject to such Award. The Board shall set forth in writing (which may be in electronic form) the conditions under which any applicable deferral election may be made on or before the date such deferral election is required to be irrevocable in order to meet the requirements of Section 409A of the Code.

Section 12. Effect of Separation from Service or a Change of Control on Awards.

(a) The Board may provide, by rule or regulation or in any applicable Award Agreement, or may determine in any individual case, the circumstances in which, and the extent to which, an Award may be exercised, settled, vested, paid or forfeited in the event of a Participant’s separation from service from the Board prior to vesting, exercise or settlement of such Award.

(b) Upon the occurrence of a Change of Control, unless otherwise provided in the Award Agreement, the Board is authorized (but not obligated) to make adjustments in the terms and conditions of Awards outstanding under the Plan, including, without limitation, the following (or any combination thereof): (i) continuation or assumption of such outstanding Awards by the Company (if it is the surviving company or corporation) or by the surviving company or corporation or its parent; (ii) substitution by the surviving company or corporation or its parent of awards with substantially the same terms for outstanding Awards (with appropriate adjustments to the type of consideration payable upon settlement of the Awards); (iii) acceleration of exercisability, vesting and/or payment under outstanding Awards immediately prior to the occurrence of such event or upon a separation from service following such event; and (iv) if all or substantially all of the outstanding Shares are transferred in exchange for cash, shares or other property or consideration in connection with such Change of Control: (A) upon written notice, provide that any outstanding Options are exercisable during a reasonable period of time immediately prior to the scheduled consummation of the event or such other reasonable period as determined by the Board (contingent upon the consummation of the event), and at the end of such period, such Options shall terminate to the extent not so exercised within the relevant period; and (B) cancel all or any portion of outstanding Awards for fair value (in the form of cash, Shares, other property or any combination thereof) as determined in the sole discretion of the Board; provided, however, that, in the case of Options, the fair value may equal the excess, if any, of the value or amount of the consideration to be paid in the Change of Control transaction to holders of Shares (or, if no such consideration is paid, the Fair Market Value of the Shares) over the aggregate exercise or base price, as applicable, with respect to such Awards or portion thereof being canceled, or if no such excess, zero; provided, further, that if any payments or other consideration are deferred and/or contingent as a result of escrows, earnouts, holdbacks or any other contingencies, payments under this provision may be made on substantially the same terms and conditions applicable to, and only to the extent actually paid to, the holders of Shares in connection with the Change of Control.

Section 13. General Provisions Applicable to Awards.

(a) Awards shall be granted for such cash or other consideration, if any, as the Board determines; provided that in no event shall Awards be issued for less than such minimal consideration as may be required by applicable law.

(b) Awards may, in the discretion of the Board, be granted either alone or in addition to or in tandem with any other Award or any award granted under any other plan of the Company. Awards granted in addition to or in tandem with other Awards, or in addition to or in tandem with awards granted under any other plan of the Company, may be granted either at the same time as or at a different time from the grant of such other Awards or awards.

(c) Subject to the terms of the Plan, payments or transfers to be made by the Company upon the grant, exercise or settlement of an Award may be made in the form of cash, Shares, other Awards, other property, net settlement, or any combination thereof, as determined by the Board in its discretion at the time of grant, and may be made in a single payment or transfer, in installments or on a deferred basis, in each case in accordance with rules and procedures established by the Board. Such rules and procedures may include provisions for the payment or crediting of reasonable interest on installment or deferred payments or the grant or crediting of dividend equivalents in respect of installment or deferred payments.

(d) Except as may be permitted by the Board or as specifically provided in an Award Agreement, (i) no Award and no right under any Award shall be assignable, alienable, saleable or transferable by a Participant other than by will or pursuant to Section 13(e) and (ii) during a Participant’s lifetime, each Award, and each right under any Award, shall be exercisable only by the Participant or, if permissible under applicable law, by such Participant’s guardian or legal representative. The provisions of this Section 13(d) shall not apply to any Award that has been fully exercised or settled, as the case may be, and shall not preclude forfeiture of an Award in accordance with the terms thereof.

(e) A Participant may designate a Beneficiary or change a previous Beneficiary designation only at such times as prescribed by the Board, in its sole discretion, and only by using forms and following procedures approved or accepted by the Board for that purpose.

(f) All certificates for Shares and/or other securities delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock market or exchange upon which such Shares or other securities are then quoted, traded or listed, and any applicable securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

Section 14. Amendments and Termination.

(a) Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Award Agreement or in the Plan, the Board may amend, alter, suspend, discontinue or terminate the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, suspension, discontinuation or termination shall be made without (i) stockholder approval if such approval is required by applicable law or the rules of the stock market or exchange, if any, on which the Shares are principally quoted or traded or (ii) the consent of the affected Participant, if such action would materially adversely affect the rights of such Participant under any outstanding Award, except (A) to the extent any such amendment, alteration, suspension, discontinuance or termination is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations or (B) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. Notwithstanding anything to the contrary in the Plan, the Board may amend the Plan, or create sub-plans, in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction in a tax-efficient manner and in compliance with local rules and regulations.

(b) Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company, each Award shall terminate immediately prior to the consummation of such action, unless otherwise determined by the Board.

(c) Terms of Awards. The Board may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate any Award theretofore granted, prospectively or retroactively, without the consent of any relevant Participant or holder or Beneficiary of an Award; provided, however, that no such action shall materially adversely affect the rights of any affected Participant or holder or Beneficiary under any Award theretofore granted under the Plan, except (i) to the extent any such action is made to cause the Plan to comply with applicable law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (ii) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 18. The Board shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 5(d)) affecting the Company, or the financial statements of the Company, or of changes in applicable laws, regulations or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

(d) No Repricing. Notwithstanding the foregoing, except as provided in Section 5(d), no action (including the repurchase of Options (that are “out of the money”) for cash and/or other property) shall directly or indirectly, through cancellation and regrant or any other method, reduce, or have the effect of reducing, the exercise or hurdle price of any Award established at the time of grant thereof without approval of the Company’s stockholders.

Section 15. Miscellaneous.

(a) No Participant or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants or holders or Beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

(b) The grant of an Award shall not be construed as giving a Participant the right to be retained in the service of the Board or the Company or any Subsidiary or Affiliate. The receipt of any Award under the Plan is not intended to confer any rights on the receiving Participant except as set forth in the applicable Award Agreement.

(c) Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(d) The Company is authorized to withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other Awards, other property, net settlement, or any combination thereof) of applicable withholding taxes due in respect of an Award, its exercise or settlement or any payment or transfer under such Award or under the Plan and to take such other action (including providing for elective payment of such amounts in cash or Shares by such Participant) as may be necessary to satisfy all obligations for the payment of such taxes and, unless otherwise determined by the Board in its discretion, to the extent such withholding would not result in liability classification of such Award (or any portion thereof) pursuant to FASB ASC Subtopic 718-10.

(e) If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(f) Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(g) No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Board shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

Section 16. Effective Date of the Plan. The Plan shall be effective as of the Effective Date.

Section 17. Term of the Plan. No Award shall be granted under the Plan after the earliest to occur of (a) the 10-year anniversary of the Effective Date; (b) the maximum number of Shares available for issuance under the Plan have been issued; or (c) the Board terminates the Plan in accordance with Section 14(a). However, unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Board to amend, alter, adjust, suspend, discontinue or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend the Plan, shall extend beyond such date.

Section 18. Cancellation or “Clawback” of Awards. The Board shall have full authority to implement any policies and procedures necessary to comply with Section 10D of the Exchange Act and any rules promulgated thereunder and any other regulatory regimes. Notwithstanding anything to the contrary contained herein, any Awards (including any amounts or benefits arising from such Awards) shall be subject to any clawback or recoupment arrangements or policies the Company has in place from time to time, and the Board may, to the extent permitted by applicable law and stock exchange rules or by any applicable Company policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to a Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards.

Section 19. Section 409A of the Code.

(a) To the extent applicable, it is intended that the Plan and all Awards hereunder comply with, or be exempt from, the requirements of Section 409A of the Code, and the Plan and all Award Agreements shall be interpreted and applied by the Board in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any (i) provision of the Plan or an Award Agreement, (ii) Award, payment, transaction or (iii) other action or arrangement contemplated by the provisions of the Plan is determined by the Board to not comply with the applicable requirements of Section 409A of the Code, the Board shall have the authority to take such actions and to make such changes to the Plan or an Award Agreement as the Board deems necessary to comply with such requirements.

(b) No payment that constitutes deferred compensation under Section 409A of the Code that would otherwise be made under the Plan or an Award Agreement upon a termination of service will be made or provided unless and until such termination is also a “separation from service,” as determined in accordance with Section 409A of the Code. Notwithstanding the foregoing or anything elsewhere in the Plan or an Award Agreement to the contrary, if a Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months plus one day following the date of the Participant’s termination of service or, if earlier, the Participant’s death (or such other period as required to comply with Section 409A). In no event whatsoever shall the Company be liable for any additional tax, interest or penalties that may be imposed on a Participant by Section 409A of the Code or any damages for failing to comply with Section 409A of the Code.

Section 20. Successors and Assigns. The terms of the Plan shall be binding upon and inure to the benefit of the Company and any successor entity.

Section 21. Data Protection. By participating in the Plan, a Participant consents to the holding and processing of personal information provided by the Participant to the Company or any Affiliate, trustee or third party service provider, for all purposes relating to the operation of the Plan. These include, but are not limited to:

(a) administering and maintaining Participant records;

(b) providing information to the Company, any Subsidiary, trustees of any employee benefit trust, registrars, brokers or third party administrators of the Plan;

(c) providing information to future purchasers or merger partners of the Company or any Affiliate, or the business in which the Participant works; and

(d) transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

Section 22. Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

Section 23. Securities Law Compliance. No Shares will be issued or transferred pursuant to an Award unless and until all then applicable requirements imposed by Federal and state securities and other laws, rules and regulations and by any regulatory agencies having jurisdiction, and by any exchanges upon which the Shares may be listed, have been fully met. As a condition precedent to the issuance of Shares pursuant to the grant or exercise of an Award, the Company may require the Participant to take any reasonable action that the Company determines is necessary or advisable to meet such requirements. The Board may impose such conditions on any Shares issuable under the Plan as it may deem advisable, including, without limitation, restrictions under the Securities Act, under the requirements of any exchange upon which the Shares are then listed, and under any blue-sky or other securities laws applicable to the Shares. The Board may also require the Participant to represent and warrant at the time of issuance or transfer that the Shares are being acquired solely for investment purposes and without any current intention to sell or distribute such shares.